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                                                                    EXHIBIT 99.4

                           CONSENT OF DIRECTOR NOMINEE



         I, M. C. Mathews, who am named in the Registration Statement on Form S-1 of AremisSoft Corporation (the "Company") as a person about to become a director of the Company, pursuant to Rule 438 as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby consent both to my nomination as a director of the Company and to the inclusion of my name in such Registration Statement.

Executed at NOIDA, INDIA this 4th day of March, 1999.


                                                /s/   M. C. MATHEWS
                                            ------------------------------------
                                                      M. C. MATHEWS